EXHIBIT 11
                              COMPUTATION OF PER SHARE EARNINGS


                                                     Three months ended
                                                          June 30,
                                                          --------
                                                    1998              1997
                                                    ----              ----
Net Income                                        $544,000         $434,000
                                                ==========       ==========
Average shares outstanding                       2,352,696              N/A
                                                ==========
Basic earnings per share                             $0.22              N/A
                                                ==========
Net Income                                        $544,000         $434,000
                                                ==========       ==========
Average shares outstanding                       2,352,696              N/A
Net effect of dilutive stock options                    --              N/A
                                                ----------
Total shares outstanding                         2,352,696              N/A
                                                ==========
Diluted earnings per share                           $0.22              N/A
                                                ==========